UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

Four Star Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-53439	26-1427633
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

100 Four Star Lane
Odenville, Alabama 35120
(Address of Principal Executive Offices including Zip Code)

(205) 640-3726
(Registrant’s Telephone Number, including Area Code)

Dragon’s Lair Holdings, Inc.
785 NE 83rd Terrace
Miami, Florida 33138
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On February 8, 2010, Dragon’s Lair Holdings, Inc., a Florida corporation (the “Company”, “we”, “us”. “our”) completed the sale and transfer of 100 shares of common stock of Dragon’s Lair Health Products, Inc. to Yamit Lemoine for a purchase price in the amount of $747, pursuant to that certain Share Purchase Agreement dated February 8, 2010 between the Company and Yamit Lemoine.  The sale resulted in the transfer of 100 percent of the issued and outstanding capital stock of the Company to Yamit Lemoine.  The purchase price was determined at arm’s length based upon the carrying value of the inventory and equipment of Dragon’s Lair Health Products, Inc. on the Company’s financial statements as of December 31, 2009, and was approved by the Board of Directors of the Company.  Yamit Lemoine is the licensor the Sore-Eez Chinese herbal liniment recipe to the Company and is the wife of Michel Lemoine, the former president, chief executive officer and treasurer of the Company.  As a result of the sale of Dragon’s Lair Health Products, Inc., the Board of Directors of the Company has abandoned the Chinese herbal health products business and changed its business to the sale and development of real estate properties.  The Company has relocated its headquarters to 100 Four Star Lane, Odenville, Alabama 35120.

Item 5.03       Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year.

On February 9, 2010, the effective date, the Company filed Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”) with the Secretary of State of Florida to change its corporate name from “Dragon’s Lair Holdings, Inc.” to “Four Star Holdings, Inc.”  There were no other changes or amendments to the Articles of Incorporation of the Company.

Item 8.01        Other Events

On February 8, 2010, the Company relocated its headquarters to 100 Four Star Lane, Odenville, Alabama 35120.  On February 9, 2010, the Company filed Articles of Amendment with the Secretary of State of Florida and changed its corporate name to “Four Star Holdings, Inc.”  Concurrently therewith, the Company has adopted a new business plan, namely, the sale and development of real estate properties in the State of Alabama and eventually throughout the Southeastern United States.  The Company is initially commencing real estate brokerage operations in the State of Alabama.  Frances Mize, the Secretary of the Company, is in the process of filing the required documentation to commence real estate brokerage operations in the State of Alabama under the name, “Four Star Realty”.   Thereafter, the Company intends to engage in the development, construction and sale of real estate properties.

Our Company

Our company structure is set forth in the following chart:

FOUR STAR HOLDINGS, INC., a Florida corporation

FOUR STAR REALTY, INC., an Alabama corporation (100% Owned Subsidiary)

Business

Our business strategy is to sell and develop real estate properties, operate at a profit and increase shareholder value.  We intend to build, market and sell single-family homes in residential communities in the Birmingham, Alabama metropolitan market.  We also intend to build, market and sell commercial properties adjacent to our residential communities to further enhance the desirability of purchasing a home from us and creating a community accessible to conveniences and services.  We intend to cater to first time and move-up home buyers.  We intend to develop traditional, single-family communities generally on land that we have either acquired and developed or acquired fully approved and, in some cases, improved.

Our initial source of revenues we expect to be principally from earning real estate brokerage commissions on real estate properties in the State of Alabama.  Thereafter, we intend to expand our activities through developing, building and selling real estate properties in the State of Alabama and eventually throughout the Southeastern United States.

Construction and Development

We intend to generally supervise and control the development of land and the design and building of our residential communities with a relatively small labor force. We intend to hire subcontractors for site improvements and virtually all of the work involved in the construction of homes. Generally, arrangements with subcontractors provide that the subcontractors will complete specified work in accordance with price schedules and applicable building codes and laws. The price schedules may be subject to change to meet changes in labor and material costs or for other reasons. We believe that the sources and availability of raw materials to our subcontractors are adequate for our planned levels of operation. We generally do not intend to own heavy construction equipment. We intend to finance construction and land development activities primarily with cash generated from operations, debt and equity investments and borrowing funds from lenders.

Our Communities

We intend to sell homes in individual stand-alone communities as well as multi-product master planned communities. We expect that each of our single-family detached-home communities may offer several home plans, with the opportunity for home buyers to select various exterior styles. Each community will be designed to fit existing land characteristics.  Each community will have a diversity among architectural styles within an overall planned community by offering a variety of house models and several exterior design options for each house model, by preserving existing trees and foliage whenever practicable, and by curving street layouts which allow relatively few homes to be seen from any vantage point. Normally, homes of the same type or color may not be built next to each other. Our communities will have attractive entrances with distinctive signage and landscaping. We believe that our added attention to community detail avoids a “development” appearance and gives each community a diversified neighborhood appearance that enhances home values.

Our Homes

In our home communities, we intend to offer different house floor plans, each with several substantially different architectural styles.  In addition, the exterior of each basic floor plan may be varied further by the use of stone, stucco, brick or siding.   We also intend to offer a wide selection of options to home buyers for additional charges. The number and complexity of options typically increase with the size and base selling price of the homes. Major options include additional garages, guest suites and other additional rooms, finished lofts and extra fireplaces.

Marketing and Sales

We intend market and sell our homes through commissioned employees and independent real estate brokers. We intend to conduct home sales from sales offices located in furnished model homes in each subdivision, and we do not intend to offer our model homes for sale until the completion of a subdivision. Our sales personnel will assist prospective homebuyers by providing them with floor plans, price information, tours of model homes and assisting them with the selection of options and other custom features. We will train and inform our sales personnel as to the availability of financing, construction schedules, and marketing and advertising plans. We will attempt to adjust our product mix and pricing within our homebuilding markets to keep our homes affordable. As market conditions warrant, we may provide potential homebuyers with one or more of a variety of incentives, including discounts and free upgrades, to be competitive in a particular market. Due to the weak industry conditions of the past three fiscal years, we may offer an increased level of incentives to homebuyers.

We will advertise in our local markets as necessary through newspapers, marketing brochures, newsletters and email or other electronic means to prospective homebuyers and real estate brokers. We will also use billboards, signage, radio and television advertising or our Internet website to market the location, price range and availability of our homes. To minimize advertising costs, we will attempt to operate in subdivisions in conspicuous locations that permit us to take advantage of local traffic patterns. We also believe that model homes play a substantial role in our marketing efforts, so we will expend significant effort to create an attractive atmosphere in our model homes.

In addition to using model homes, we will build a limited number of speculative homes in each subdivision. We believe that these homes will enhance our marketing and sales efforts to prospective homebuyers who are relocating to these markets, as well as to independent brokers, who often represent homebuyers requiring a completed home within a short time frame. We will determine our speculative homes strategy in each market based on local market factors, such as new job growth, the number of job relocations, housing demand, seasonality, current sales contract cancellation trends and our past experience in the market. We will determine the number of speculative homes to build in each subdivision based on our current and planned sales pace, and we monitor and adjust speculative home inventory on an ongoing basis as conditions warrant.

Customer Service and Quality Control

Our intended home building operations will be responsible for pre-closing quality control inspections and responding to customers’ post-closing needs. We believe that a prompt and courteous response to homebuyers’ needs during and after construction reduces post-closing repair costs, enhances our reputation for quality and service and ultimately leads to significant repeat and referral business from the real estate community and homebuyers. We intend to provide our homebuyers with a limited warranty for major defects in structural elements such as framing components and foundation systems, major mechanical systems, and on other construction components. The subcontractors who perform the actual construction will also provide us with warranties on workmanship and are generally prepared to respond to us and the homeowner promptly upon request. In addition, some of our suppliers will provide manufacturer’s warranties on specified products installed in the home.

Competition

The homebuilding industry is highly competitive.  We will compete in each of our markets with numerous national, regional and local homebuilders for homebuyers, desirable properties, raw materials, skilled labor and financing. We also compete with resales of existing homes and with the rental housing market. Our homes will compete on the basis of quality, price, design, mortgage financing terms and location. In the current weak housing conditions, competition among homebuilders has greatly intensified, especially as to pricing and incentives, as builders attempt to maximize sales volume despite the weakness in housing demand. The current market conditions have also led to a large number of foreclosed homes being offered for sale, which has increased competition for homebuyers and affected pricing.

Governmental Regulation and Environmental Matters

The homebuilding industry is subject to extensive and complex regulations. We and the subcontractors we intend to use must comply with various federal, state and local laws and regulations, including zoning, density and development requirements, building, environmental, advertising and real estate sales rules and regulations. These requirements affect the development process, as well as building materials to be used, building designs and minimum elevation of properties. Our homes will be inspected by local authorities where required, and homes eligible for insurance or guarantees provided by the Federal Housing Administration (FHA) and the Veterans Administration (VA) are subject to inspection by them. These regulations often provide broad discretion to the administering governmental authorities. In addition, our new housing developments may be subject to various assessments for schools, parks, streets and other public improvements.

Our homebuilding operations will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health, safety and the environment. The particular environmental laws for each site vary greatly according to location, environmental condition and the present and former uses of the site and adjoining properties.

All of these laws and regulations may subject our operations to examination by the applicable agencies.

Seasonality

Home builders and real estate brokers typically experience seasonal variations in quarterly operating results and capital requirements.  As a result of seasonal activity, our quarterly results of operations and financial position at the end of a particular fiscal quarter may not necessarily be representative of the balance of our fiscal year.  In contrast to typical seasonal results, due to the weakness in homebuilding market conditions during the past three years, home builders and real estate brokers have experienced challenging market conditions which have caused declines in sales volume, pricing and gross margins.  We can make no assurances as to when or whether current market conditions will improve.

Insurance

We intend to maintain insurance coverage adequate for our needs and similar to, or greater than, the coverage maintained by other companies of our size in the industry.  There can be no assurances, however, that liabilities, which we may incur will be covered by our insurance or that the dollar amount of such liabilities, which are covered will not exceed our policy limits.  We may accept self-insured retentions, which we believe is appropriate for our specific business risks.

Employees

As of February 8, 2010, we had 2 part-time employees.  We are not subject to any collective bargaining agreement and management believes that its employee relations are good.

Legal Proceedings

There are no pending legal or administrative proceedings against us and we are not aware of any threats to be made a party to any legal action, suit or proceeding.

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibit 3.1	Amendment to Articles of Incorporation of the Company effective February 9, 2010

Exhibit 10.1	Share Purchase Agreement dated February 8, 2010 by and between Dragon’s Lair Holdings, Inc. and Yamit Lemoine

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR STAR HOLDINGS, INC.

(Registrant)

 Dated: February 9, 2010

By:/s/ Bobby R. Smith, Jr.
    Bobby R. Smith, Jr.
    President and Chief Executive Officer

Index to Exhibits

Four Star Holdings, Inc.

Exhibit 3.1	Amendment to Articles of Incorporation of the Company effective February 9, 2010

Exhibit 10.1	Share Purchase Agreement dated February 8, 2010 by and between Dragon’s Lair Holdings, Inc. and Yamit Lemoine